Exhibit 10.32

Certain identified information has been excluded… because it is both not material and is the type of information the registrant treats as private or confidential. Redactions are indicated by [***].

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WINE PURCHASE AGREEMENT

This Wine Purchase Agreement (the “Agreement”) is entered into on February 3, 2022 by and between [***] (“Seller”) and BWSC, LLC (“Buyer”).

In consideration of the mutual covenants and considerations expressed in this

Agreement, the parties agree as follows:

1. Purchase and Sale. Seller will sell to Buyer the Wine identified below (the “Wine”), and Buyer will purchase the Wine from Seller at the agreed volume and pricing.

Crop Vintage(s)	Appellation	Varietal	Volume (Gallons)	Price Per Gallon
2021	California	Red Wine Blend	77,000	$9.00
2022	California	Red Wine Blend	77,000	$9.00
2023	California	Red Wine Blend	77,000	$9.00

All prices are FOB [***].

2. Payment Terms. Buyer agrees to pay Seller 100% of the amount owed net thirty (30) days from the date of shipment or bottling. Storage fees of $0.08 / gallon / month will begin on April 1 following harvest and due each month, upon receipt of an invoice. Wine must be shipped or bottled in full and payment received in full by no later than December 31 one year following harvest. Any delinquent amount will be subject to a late charge of 1.5% per month (“18% annually”). Failure of Buyer to make payment within the date specified above shall not constitute a default under this Agreement until Seller has made a written demand on Buyer for payment and Buyer fails to make such payment within 10 days after receipt of such written demand.

3. Title and Risk of Loss.

a. Seller represents and warrants to Buyer that Seller is the sole owner of the Wine and that Seller will deliver the Wine to Buyer free of lien, claim, encumbrance or security interest of any third party.

b. This Agreement constitutes an identification of the Wine specified herein, and all right, title and interest in and to that wine will pass to Buyer upon shipment, at which time Buyer will bear all risk of loss. Seller will carry adequate insurance on said wine until transfer of title is complete.

4. Wine Production.

a. Seller warrants that the Wine complies with the Federal Alcohol Administration Act of 1935, as amended, the Federal Food, Drug and Cosmetic Act of 1938, as amended (the “Act”), the statutes of the State of California, and all applicable provisions of any regulations issued under the foregoing; and will not be adulterated or misbranded within the meaning of the Act or regulations issued thereunder, and that the Wine will not be an article that may not under the provisions of Section 404 or Section 505 of the Act be introduced into interstate commerce. Seller further warrants that no article sold under this Agreement will be produced in violation of Sections 331(d) or 355 of the Federal Food, Drug and Cosmetic Act of June 25, 1938, as amended.

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WINE PURCHASE AGREEMENT

5. Assignment. Neither party may assign its rights, duties or obligations under this Agreement without the express written consent of the other party, which consent may not be unreasonably withheld.

6. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties.

7. Counterparts. This Agreement may be executed simultaneously in one (1) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one (1) and the same instrument.

8. Attorneys' Fees. If either party files any action or brings any proceeding against the other arising from this agreement, the prevailing party shall be entitled to recover as an element of its costs of suit, and not as damages, reasonable attorneys' fees to be fixed by the court.

9. Agreement to Perform Necessary Acts. Each party agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions in this Agreement.

10. Time is of the Essence. Time is of the essence and performance of this Agreement in respect to all provisions of this Agreement that specify a time for performance, and failure to comply with this provision shall be a material breach of this Agreement.

11. Waiver. No breach of any provision of this Agreement can be waived unless in writing. Waiver of any one breach of a provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision, including the time for performance of any such provision. The exercise by a party of any remedy provided in this Agreement or at law shall not prevent the exercise by that party of any other remedy provided in this Agreement or at law.

12. Conditions beyond Control of Parties. Each party will be excused from performance under this Agreement during the period and to the extent that such party is unable to perform by reason of any cause beyond the control of that party, including, but not limited to fire, storm, flood, earthquake, war, insurrection, boycott, embargo, strike, labor dispute, power failure, labor shortage, quarantine, fuel shortage or any law, regulation or order of any federal, state, county or municipal authority.

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WINE PURCHASE AGREEMENT

SELLER:	BUYER:

By	By	/s/ Julie Camberg

[***]		Julie Camberg
Signor’s Name

WINC
Company Name

1745 Berkeley Street,
Address

Santa Monica, CA 90404
City, State, Zip

714-917-5822
Phone Number